Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GameStop Corp.

Grapevine, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-128960, S-3ASR 333-133171, S-8 333-82652, S-8 333-126154, S-8 333-144777, S-8 333-164697 and S-8 333-175900 of GameStop Corp. of our reports dated April 3, 2013, relating to the consolidated financial statements and financial statement schedule and the effectiveness of GameStop Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP

Dallas, Texas

April 3, 2013